UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MAKO Surgical Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	20-1901148 (I.R.S. Employer Identification No.)

2555 Davie Road Ft. Lauderdale, FL (Address of Principal Executive Offices)	33317 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-146162
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the common stock, par value $0.001 per share (the “Common Stock”), of MAKO Surgical Corp. (the “Registrant”) included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registrant’s registration statement on Form S-1, which was initially filed with the Securities and Exchange Commission on September 19, 2007 (File No. 333-146162), as amended (including any subsequent amendments, the “Registration Statement”), is incorporated by reference into this registration statement. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated by reference into this registration statement.
Item 2. Exhibits.
     Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed herewith, because no securities of the Registrant are registered on The NASDAQ Stock Market LLC and no securities are being registered hereby pursuant to Section 12(g) of the Exchange Act.

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 14, 2008	MAKO Surgical Corp.
	By:	/s/ Maurice R. Ferré
Maurice R. Ferré
President and Chief Executive Officer

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